EXHIBIT 99.1

2023 Assumption Agreement

THIS ASSUMPTION AGREEMENT (the "Agreement") is effective as of the _26_ Day of

September, 2023 by and between Homeowners Choice Property & Casualty Insurance Co, Inc. a Florida licensed and authorized insurance company ("Insurer"), and Citizens Property Insurance Corporation, an entity created by the Legislature of the State of Florida pursuant to Subsection 627.351(6), Florida Statutes ("Citizens").

WHEREAS, Citizens has adopted a depopulation program pursuant to Section 627.351(6)(q)3., Florida Statutes, and Section 627.351(6)(ii), Florida Statutes, which was submitted to the Office of Insurance Regulation ("Office") and which was approved on December 2, 2016 via Amended Order Approving Citizens Property Insurance Corporation's Personal Residential and Commercial Lines Non-Bonus Depopulation Plan in Case No. 199206-16 (hereinafter the depopulation plan approved by the Office's December 2, 2016 order is referred to as "the Plan"), whereby qualified insurers assume policies from Citizens;

WHEREAS, effective January 1, 2017, the Plan amended and superseded previous programs that were adopted by the Citizens;

WHEREAS, Insurer wishes to participate in the Program and submitted a plan for assuming Citizens policies to the Office and wishes to assume policies on a direct basis from Citizens such that Citizens will no longer be responsible as to liability or, except as expressly set forth in this Agreement or in the Plan, servicing of such assumed policies;

WHEREAS, the Office has issued a consent order dated September 1, 2023, in Case No. 31525223-CO, and may issue additional orders or directives to Insurer approving the Insurer's plan for assuming policies from Citizens (each an "Office Approval"); and

NOW THEREFORE, in consideration of the mutual rights and obligations stated herein, Citizens and Insurer agree as follows:

1. Definitions.

If a capitalized term is not otherwise defined herein, it shall have the same definition as that provided in the Plan. The following definitions apply to this Agreement:

"Assumed Policy" refers to any policy that has been assumed, removed, or taken-out from Citizens pursuant to the Plan by Insurer.

"Assumption" refers to any take-out or removal of policies from Citizens by Insurer in accordance with the Plan.

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

"Assumption Offer" refers to Insurer's offer to assume the coverage and liabilities of a policyholder's policy as articulated in a Policyholder Notice or as otherwise set forth in the Plan during a given Depopulation Cycle.

"Assumption Term" refers to the term during which Insurer retains obligations relating to Assumed Policies.

"Depopulation Cycle" refers to the process for selecting and removing policies from Citizens in accordance with the Plan, including the relevant dates pertaining thereto, starting with the Office Approval and concluding with the end of the Assumption Period of all Assumed Policies.

"Depopulation Guides" refers to publications provided by Citizens to companies that are interested in assuming policies from Citizens and setting forth procedures for completing such Assumptions.

"Office Approval" refers to an order or directive of the Office or other agency action authorizing an Insurer to select a specified number and type of policies for Assumption from Citizens.

"Policyholder Notice" refers to a written notice, approved by the Office, from Citizens to a policyholder regarding all Insurers requesting to assume the policy. In accordance with the eligibility thresholds established in Section 627.351(6)(ii)3., Florida Statutes, the notice will provide information on whether the policyholder has the option to accept an Assumption Offer or to reject any Assumption Offers, or whether the policy is ineligible for coverage with Citizens and will be non-renewed.

"Requirements and Deadlines Letter" refers to a written letter or notice that is sent to the Insurer detailing certain requirements, dates, and deadlines to which the Insurer must adhere in a given Depopulation Cycle.

2. Term, Conditions, and Incorporation of the Plan.

A.
This Agreement applies to the period beginning on January 1, 2023, and ending on December 31, 2023, and shall cover all Assumptions by Insurer that take place during that time period. The Insurer agrees to abide by all terms and conditions set forth in this Agreement and as otherwise set forth in the Plan for Assumptions that take place during calendar year 2023.
B.
The Insurer's obligations regarding Assumed Policies set forth in this Agreement shall survive the expiration of this Agreement. Notwithstanding any provision to the contrary, the terms of this Agreement shall govern all issues with respect to Assumed Policies, including any disputes regarding the responsibilities of the parties with respect to claims incurred before the Assumption Date, whether such claims are filed before or after the Assumption Date.

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

C.
The Plan is incorporated herein and made a part hereof, and all obligations set forth in the Plan are incorporated herein.
D.
The Office Approval may contain certain conditions to the Assumptions covered by this Agreement. Insurer warrants that it has complied and agrees to maintain its compliance with such conditions for so long as required by the Office and this Agreement.
E.
Citizens and the Insurer agree that should there be a conflict between any provision of this Agreement and any order of the Office setting forth the Insurer's obligations toward Assumed Policies or toward policyholders whose policies have been assumed, the order of the Office will control.
F.
Notwithstanding any other provision of this Agreement, if the Insurer pays a loss that it alleges to have occurred prior to the Assumption Date but does not provide Citizens an opportunity to investigate or defend the claim prior to such payment, as is Citizens' exclusive right per Section IX.D. of the Plan, the Insurer shall not be entitled to reimbursement from Citizens.

3. Agent Appointments.

All policies that Insurer selects for Assumption must have an agent of record who is appointed with Insurer or who has entered into a limited servicing agreement with Insurer authorizing such agent of record to service the policy if the policy is assumed. By signing this Agreement, the Insurer agrees that in selecting policies for Assumption, it is certifying to Citizens that the agents of record for such policies are either appointed by Insurer or have entered into a limited servicing agreement with Insurer in accordance with this Agreement and with the Plan. The Insurer agrees that, for any policies assumed, it will pay commissions in accordance with Section 627.351(6)(q)3.a., Florida Statutes, and any other relevant statutes and rules. The Insurer agrees to comply with the requirements of Section 627.351(6), Florida Statutes, concerning its obligation to affected agents. Both parties acknowledge policyholder rights under Section 627.3517, Florida Statutes.

4. Assumption Procedures.

In addition to the provisions in the Plan, Insurer acknowledges that Citizens may set forth additional procedures or requirements in the Depopulation Guides and the Requirements and Deadlines Letters, which may be from time to time amended by Citizens, and that with each scheduled Assumption, the Insurer will review and comply with such requirements and procedures set forth.

5. Selection and Removal of Policies.

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

A.
For each Depopulation Cycle, the Insurer agrees to use its best efforts to assume that total number of policies for which it was approved in the Office Approval.
B.
When the Insurer selects a policy, it must do so as the result of an informed decision based on consideration of the data that Citizens has provided. In making a selection, the Insurer is representing that it will in good faith attempt to complete a successful Assumption of such policy.
C.
The Assumption Term will be for three years. The Insurer must offer coverage to each Assumed Policy for a minimum of three years from the Assumption Date, subject to the provisions of Section XI.D. of the Plan. All offers of coverage and renewals thereof shall be issued utilizing forms and rates approved by the Office. The Insurer must offer coverage that is comparable coverage to the coverage provided by Citizens.
D.
The Insurer agrees that it is solely responsible for the representations it makes in the Coverage Worksheets relating to the coverage it offers, and that the Insurer will be responsible for indemnifying, defending, and holding harmless Citizens, its Board of Governors, and its employees from any claims, damages, demands, or expenses, including reasonable attorney's fees, relating to any alleged misrepresentation or omission reflected in the Coverage Worksheet regarding the coverage offered by the Insurer.

6. Office Approval.

In entering this Agreement, Citizens relies on Insurer's representations to the Office and its continuing compliance with the terms of each Office Approval and further directives of the Office. Insurer agrees to continue its compliance with each Office Approval and all such directives.

7. Notices.

A.
For personal lines policies as set forth below, Citizens will, at its cost, be responsible for sending all Policyholder Notices, and other communications necessary for effectuating the Assumption.
B.
For commercial policies that have been selected for Assumption by the Insurer, the parties shall coordinate the mailing of notices, in accordance with Section VII.B.2. of the Plan, to policyholders whose policies have been scheduled to be assumed.

(i) For commercial lines residential policyholders, the Insurer shall accumulate all elections to remain with Citizens and facilitate the return of such commercial lines residential policyholders to Citizens, in accordance with the Plan;

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

(ii) A commercial lines non-residential policyholder may not elect for such commercial non-residential policy to remain with Citizens upon being notified of the Assumption.

8. Right of Access, Inspection or Audit.

For the purposes of monitoring the success of the Assumption, Citizens or its representatives, upon one business day's advance written notice, shall be entitled to access, review, or audit, at Insurer's sole expense, the relevant books and records of Insurer during normal business hours. To the extent necessary to carry out the terms of this Agreement, Insurer, at its sole expense, shall be entitled to access and review of Citizens' records as they pertain to the Assumed Policies, including notices of cancellation and declarations pages.

9. Insurer's Continuing Obligations.

Insurer, during the period of this Agreement, shall remain duly licensed and authorized as an admitted insurer to transact property and casualty insurance business in the State of Florida and to transact the lines of insurance applicable to the Assumed Policies, and in compliance with Florida statutes, rules, and regulations governing its insurance business, and with this Agreement. If Insurer becomes subject to any regulatory discipline, financial impairment or insolvency issues, Insurer must report such issues to Citizens immediately.

10. Breach, Default and Remedies.

A. Events of Default. A default under this Agreement occurs in the event of any material breach of an obligation, representation or warranty of a party as set forth in this Agreement. Further, the following regulatory events shall constitute a default:

(i)
Insurer fails to maintain its authority and licensing to conduct its business as provided in this Agreement;
(ii)
Insurer becomes subject to an order of administrative supervision, rehabilitation, or liquidation pursuant to Chapter 631, Florida Statutes;
(iii)
The issuance of any other order of the Office or the Department of Financial Services or a court of competent jurisdiction that in any material form or manner limits or constrains the ability of Insurer to engage in the business of property and casualty insurance, or which results in Insurer canceling or

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

non-renewing its non-assumed and Assumed Policies; or

(iv) Insurer violates any term or condition of an order or directive of the Office.

B. Remedies. Should Insurer default, Citizens may prohibit Insurer from further Assumptions pursuant to this Agreement or any future agreement. In addition to any rights and remedies set forth in this Agreement, the non-defaulting party shall have all rights and remedies available at law and equity.

11. Attorney's Fees.

If either of the parties hereto brings an administrative or court action arising out of or related to this Agreement, the prevailing party shall be entitled to recover its legal expenses, including reasonable attorney's fees and costs, including attorney's fees and costs for any appeals taken.

12. Underwriting Information and Procedures.

A.
Insurer understands and agrees that Citizens does not warrant the accuracy of policy information provided to Citizens including without limitation that the application information provided to Citizens is accurate. Moreover, Citizens does not warrant the accuracy or completeness of underwriting procedures used in relation to the Assumed Policies.
B.
Insurer acknowledges that some of the data provided by Citizens' to the Insurer may be comprised of information that was provided to Citizens during the rehabilitation or liquidation of another insurance carrier. Accordingly, such data was not transmitted to Citizens through the normal application and underwriting process. Therefore, notwithstanding any other provision of this Agreement or the Plan, the Insurer agrees that to the extent there are errors in the data that originated during the course of the rehabilitation or liquidation of another insurance carrier, such errors do not constitute a "mistake" on Citizens part, as that term is used in the plan, and such data cannot serve as a basis to return policies to Citizens pursuant to Section X.A.2. of the Plan. Data which was provided to Citizens during the course of the rehabilitation or liquidation of another insurance carrier will be identified to the Insurer by Citizens.

13. Survival of Obligations.

This Agreement shall be binding upon the parties, their legal representatives, successors and assigns.

14. Florida Law and Jurisdiction.

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

It is acknowledged that this Agreement is executed in and shall be construed and governed exclusively by and in accordance with the laws of the State of Florida. The state courts in Leon County, Florida, shall have exclusive jurisdiction over any controversy between the parties arising out of or related to this Agreement.

15. Assignment.

Insurer may not assign or transfer this Agreement, or any benefit or right under this Agreement without Citizens' prior written consent. Any change in control, as defined in the Florida Insurance Code, of Insurer is deemed a transfer of this Agreement requiring Citizens' written consent.

16. Invalidation.

In the event any provision of this Agreement is determined to be invalid by a court of competent jurisdiction, the remaining provisions of this Agreement remain in full force and effect.

17. Modification.

No change or modification of this Agreement shall be valid unless in writing and signed by all of the parties hereto. The parties agree that no oral modification of this provision is enforceable or valid.

18. Notices.

Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing, by hand delivery, by overnight mail, by registered or certified mail, email or by facsimile transmission and shall be addressed as follows:

Notice to Insurer:

Karin Coleman

President

Homeowners Choice Property & Casualty Insurance Co, Inc.

3802 Coconut Palm Dr

Tampa, FL 33619

813-405-3600

kcoleman@hcigroup.corn

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

Notice to Citizens:

Judy Grunewald

Depopulation & FMAP - Manager

Citizens Property Insurance Corporation

2101 Maryland Circle

Tallahassee, FL 32303

Email: Depop.Questions@citizensfla.com

Notices sent by hand delivery shall be deemed delivered on the date of hand delivery. Notices sent by overnight carrier shall be deemed delivered on the second business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed delivered on the fifth business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be delivered on the day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed delivered on the next business day. Notices sent via email should be deemed delivered on the same business day except if delivered on a weekend or holiday in which case it will be deemed delivered on the next business day.

19. Compliance with Laws.

Insurer agrees to comply with all applicable laws, regulations, and directives of the Office.

20. Parties Represented.

The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

21. Confidentiality.

Insurer agrees to maintain the confidentiality of all policyholder information provided and agrees that all such information provided by Citizens shall be used strictly to select policies for assumption, adjust claims, service Assumed Policies and not for any other purpose.

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

22.
Non-Waiver.

The failure of Citizens to insist on strict compliance with this Agreement or exercise any right or remedy hereunder to enforce any provision of this Agreement shall not constitute a waiver of any rights contained herein nor stop the Parties from thereafter demanding full and complete compliance or from exercising any remedy in the future. The waiver of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

23.
Intellectual Property.

Insurer acknowledges that Citizens data, policy forms and manuals include the intellectual properties of third parties including Insurance Services Office and its affiliates. Insurer agrees to secure a written license from such third parties and to provide a copy of same to Citizens when it requests data, forms, manuals or other materials from Citizens.

24.
Citizens' Name & Logos.

Without the prior written consent of Citizens which shall not be unreasonably withheld, Insurer shall not publish or use Citizens' name, logo, or symbols from which Citizens' name may be reasonably inferred or implied. This includes but is not limited to using Citizens' name, logo or symbol in any research, solicitations, advertisements, promotions or any other publicity matter relating directly or indirectly to this Agreement.

"SIGNATURES TO FOLLOW ON NEXT PAGE"

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above set forth.

Citizens Property Insurance Corporation
BY:	/s/ Timothy M. Cerio
Timothy M. Cerio
President/CEO and Executive Director

Date:	September 26, 2023

Homeowners Choice Property & Casualty Insurance Co, Inc.
BY:	/s/ Karin Coleman
Karin Coleman
President

Date:	09/06/2023

Citizen Property Insurance Corporation

Homeowners Choice Property & Casualty Insurance Co, Inc.